UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2024

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2024, Nature’s Miracle Holding Inc. (the “Company”) entered into a debt-to-equity conversion agreement (the “Agreement”) with Visiontech Group, Inc. (“Visiontech”), Uninet Global Inc. (“Uninet”), Nature’s Miracle, Inc. (“NMHI (DE)”), Nature’s Miracle Inc. (“NMHI (Cayman)”), Tie (James) Li (“Mr. Li”) and Zhiyi Zhang (“Mr. Zhang”). Pursuant to the Agreement, Visiontech owed Uninet an outstanding trade payable in the amount of $577,500, which Uninet assigned to Mr. Zhang (the “Assigned Visiontech Debt”). Mr. Zhang converted the Assigned Vistiontech Debt into 218,750 shares of the Company’s common stock at a conversion price of $2.64 per share. NMHI (DE) owed NMHI (Cayman) a total of $684,739, of which NMHI (Cayman) assigned $577,500 to Mr. Li (the “Assigned NMHI (DE) Debt”). Mr. Li converted the Assigned NMHI (DE) Debt into 218,750 shares of the Company’s common stock, also at a conversion price of $2.64 per share.

Mr. Li is the Company’s chief executive officer, Mr. Zhang is the Company’s president, Visiontech and NMHI (DE) are wholly-owned subsidiaries of the Company, Uninet is an entity owned by Mr. Zhang, and NMHI (Cayman) is an entity owned by Mr. Li.

On November 19, 2024, the Company entered into additional debt-to equity conversion agreements (the “Conversion Agreements”, and each, a “Conversion Agreement”) with certain holders of convertible notes (the “Noteholders”). Pursuant to the Conversion Agreements, the Noteholders converted $845,000 of the Company’s outstanding notes into 320,076 shares of the Company’s common stock at a conversion price of $2.64 per share.

Pursuant to the Conversion Agreements, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares issued pursuant to the Conversion Agreements.

In connection with the foregoing, the Company relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for a transaction not involving a public offering.

All amounts in this report give effect to the Reverse Split (defined below).

The foregoing descriptions of the Agreement and the Conversion Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the form of the Conversion Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2024, the Company received a notification letter (the “Nasdaq Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) regarding the Company’s failure to comply with Listing Rule 5450(a)(1) requiring a minimum bid price of at least $1.00 per share.

As noted in the letter, the Company was unable to regain compliance with the Rules by the previously imposed deadline of November 20, 2024, and is not eligible for a second 180 day period. Specifically, the Company does not comply with the $5,000,000 minimum stockholder equity initial listing requirement for the Nasdaq Capital Market. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

The Nasdaq Notice served as a formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider the Company’s failure to comply with the above-mentioned Nasdaq rules in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market. Pursuant to Listing Rule 5810(d), the Company should present its views with respect to this additional deficiency at its Panel hearing, which will be held on December 17, 2024. If the Company fails to address the aforementioned issue, the Panel will consider the record as presented at the hearing and will make its determination based upon that information.

Item 3.02. Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a one-for-thirty (1-for-30) reverse split (the “Reverse Split”). The Reverse Split became effective on November 21, 2024. As a result of the Reverse Split, every 30 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock, with no change to the par value per share.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Nature’s Miracle Holding Inc. filed on November 18, 2024.
10.1	Debt to Equity Conversion Agreement dated November 19, 2024 by and between the Company, Visiontech Group, Inc., Uninet Global Inc., Nature’s Miracle, Inc., Nature’s Miracle Inc., Tie (James) Li and Zhiyi Zhang.
10.2	Form of Debt to Equity Conversion Agreement, by and between the Company and the Noteholders.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2024

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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